Anaptys Announces Third Quarter 2025 Financial Results and
Provides Business Update
•Announced intent to separate biopharma operations from substantial royalty assets by YE 2026
•Phase 2 top-line data through Week 12 for rosnilimab, a pathogenic T cell depleter, in ulcerative colitis on track for Nov./Dec. 2025
•Phase 2b data for rosnilimab in rheumatoid arthritis featured as late-breaking oral presentation at ACR Convergence 2025
•Phase 1b initiated in celiac disease for ANB033, a CD122 antagonist; top-line Phase 1b data anticipated in Q4 2026
•GSK announced strong commercial performance for Jemperli, growing >16% quarter-over-quarter to $303 million in Q3 2025 and $785 million YTD 2025
•Anaptys anticipates accruing a one-time $75 million commercial sales milestone in Q4 2025 from GSK once Jemperli achieves $1 billion in worldwide net sales
•>$390 million in annualized Jemperli royalties payable to Anaptys at GSK’s peak sales guidance of >$2.7 billion, which Anaptys expects to be achieved before 2031
SAN DIEGO, Nov. 4, 2025 — AnaptysBio, Inc. (Nasdaq: ANAB), a clinical-stage biotechnology company focused on delivering innovative immunology therapeutics, today reported financial results for the third quarter ended September 30, 2025, and provided a business update.
“Our intent to separate our wholly owned biopharma programs from our royalty assets provides investors with the opportunity to realize and enhance the potential value of two distinct sets of assets. Jemperli sales grew to $785 million YTD with GSK indicating dMMR endometrial market share is now ~5% greater than Keytruda1, reflecting Jemperli’s differentiated overall survival data and supporting GSK’s peak sales guidance of far more than $2.7 billion2 in monotherapy indications,” said Daniel Faga, president and chief executive officer of Anaptys. “Our biopharma portfolio is strategically positioned with multiple attractive, high-potential assets, including rosnilimab, ANB033 and ANB101. Rosnilimab’s transformational profile was highlighted in a late-breaking presentation of Phase 2b data in RA at ACR Convergence 2025 and we anticipate reporting top-line Phase 2 data through Week 12 in ulcerative colitis in November or December.”
INTENT TO SEPARATE BUSINESS
•Announced intent to separate biopharma operations from substantial royalty assets by YE 2026
◦Designed to unlock potential value by creating two independent, publicly traded companies with different business objectives and opportunities
◦The royalty management company will manage royalties and milestone payments from financial collaborations, including Jemperli with GSK and imsidolimab with Vanda, with a focus on protecting and returning their value to shareholders
◦The biopharma operations company will focus on development and potential commercialization of innovative immunology therapeutics for autoimmune and inflammatory diseases, including rosnilimab, ANB033 and ANB101

ROYALTY MANAGEMENT CO

GSK Jemperli Financial Collaboration
•GSK announced strong commercial performance for Jemperli ($303 million/£230 million in Q3 2025 sales; $785 million/£600 million in YTD 2025 sales) with >16% USD and >17% GBP quarter-over-quarter growth1
◦In Q4 2025, Anaptys anticipates accruing a one-time $75 million commercial sales milestone from GSK once Jemperli achieves $1 billion in worldwide net sales
•>$390 million in annualized Jemperli royalties payable to Anaptys at GSK’s peak sales guidance of >$2.7 billion2, which Anaptys expects to be achieved before 2031
•Estimate Sagard will have accrued ~$250 million in royalties and sales milestones through year-end 2025 and now anticipate full paydown of $600 million non-recourse debt monetization between Q2 2027 and Q2 20283
•Substantial GSK investment in additional monotherapy and potential combination trials for Jemperli including –
◦AZUR-1 – pivotal Phase 2 – dostarlimab monotherapy in untreated stage II/III dMMR/MSI-H locally advanced rectal cancer
▪Top-line data expected in H2 2026; U.S. FDA Breakthrough Therapy Designation
◦AZUR-2 – pivotal Phase 3 – dostarlimab versus standard of care in untreated TN40 or stage III dMMR/ MSI-H resectable colon cancer
◦AZUR-4 – Phase 2 – dostarlimab plus chemotherapy versus standard of care (chemotherapy) in untreated stage III MMRp/MSS resectable colon cancer
◦JADE – pivotal Phase 3 – dostarlimab monotherapy versus placebo in locally advanced unresected head and neck squamous cell carcinoma (PD-L1 high) post chemoradiation

Vanda Imsidolimab Financial Collaboration
•Vanda anticipates FDA BLA submission for imsidolimab in generalized pustular psoriasis (GPP) in Q4 2025

BIOPHARMA CO
Rosnilimab (Pathogenic T Cell Depleter)
•Presented Phase 2b data for rosnilimab, a pathogenic T cell depleter, in rheumatoid arthritis as a late-breaking oral presentation at American College of Rheumatology (ACR) Convergence 2025
◦In both the overall and b/tsDMARD-experienced populations, response rates across multiple higher-order endpoints, including ACR50, ACR70, CDAI LDA, CDAI remission, and patient-reported outcomes increased between Week 12 and Week 28 and are maintained off-drug for at least 3-months through Week 38
◦Regardless of prior therapy, including JAKs, similar responses were observed on more stringent endpoints, such as ACR50, ACR70, CDAI LDA and CDAI remission
◦Safety data through Week 38 demonstrate rosnilimab was well-tolerated, including no malignancies and no deaths
◦The presentation is available for download on the Anaptys website at https://www.anaptysbio.com/technology/#anb030
• Top-line data through Week 12 of global Phase 2 trial in moderate-to-severe UC (N=136, ~50% advanced therapy experienced) on track for November/December 2025

◦Assessing Q2W and Q4W dose levels of subcutaneously administered rosnilimab vs. placebo (randomized 1:1:1)
▪Will report data on primary statistical analysis at Week 12 on well-established endpoints, including the primary endpoint of change from baseline in modified Mayo Score (mMS) and key secondary endpoints, such as clinical response and remission on mMS
◦All patients in all three study arms treat-through to Week 24 and remain blinded to treatment arm. Placebo-treated patients who achieved clinical response on partial mMS (pmMS) at Week 12 remain on placebo, while placebo-treated patients who are non-responders are crossed over to the high dose Q2W rosnilimab treatment arm
▪Patients who are in clinical response on pmMS at Week 24 are eligible for an additional 26-week (50 weeks of total treatment) blinded treatment extension period (TEP)
◦Blinded surveillance data to date suggest a favorable safety and tolerability profile consistent with prior rosnilimab trials
ANB033 (CD122 antagonist)
•Hosted virtual investor event on ANB033 including preclinical and Phase 1a data
◦Webcast and presentation are available for viewing on the Anaptys website at https://ir.anaptysbio.com/events/event-details/nb033-cd122-antagonist-virtual-investor-event
•Phase 1b cohort in celiac initiated
◦Top-line Phase 1b data anticipated in Q4 2026
•Plan to initiate an additional Phase 1b trial in a second inflammatory disease in 2026
◦Exploring eosinophilic esophagitis as a potential indication
ANB101 (BDCA2 modulator)
•Phase 1 trial ongoing in healthy volunteers
FINANCIAL UPDATES
Stock Repurchase Program and Cash Runway
•Company has repurchased a total of 3,344,064 shares of common stock (10.9% shares outstanding) with $65.2 million as of Sept. 30, 2025, from its $75.0 million Stock Repurchase Program
•Cash and investments of $256.7 million as of Sept. 30, 2025
•Anticipate ending 2025 with approximately $300 million, including an anticipated accrual of a one-time $75 million commercial sales milestone in Q4 2025 from GSK once Jemperli achieves $1 billion in worldwide net sales
•Upon completion of the separation, Biopharma Co will launch with adequate capital to fund operations for at least two years through significant potential corporate milestones
Third Quarter 2025 Financial Results
•Cash, cash equivalents and investments totaled $256.7 million as of September 30, 2025, compared to $420.8 million as of December 31, 2024, for a decrease of $164.1 million due primarily to $113.9 million used for operating activities and $65.2 million in shares repurchased offset by $15 million upfront payment received from Vanda Pharmaceuticals for the license of imsidolimab.
•Collaboration revenue was $76.3 million and $126.4 million for the three and nine months ended September 30, 2025, compared to $30.0 million and $48.2 million for the three and nine months ended

September 30, 2024. The increase was due primarily to Jemperli total sales for 2025 exceeding $750 million which earned a $50 million commercial sales milestone in Q3 under the license agreement. Jemperli royalties increased 80% from $13.8 million to $24.9 million and 110% from $30.1 million to $63.2 million for the three and nine months ended September 30, 2025, and $9.7 million in revenue recognized for the Vanda license agreement.
•Research and development expenses were $31.4 million and $110.4 million for the three and nine months ended September 30, 2025, compared to $42.2 million and $121.3 million for the three and nine months ended September 30, 2024. The decrease for the three and nine months ended September 30, 2025, was primarily due to lower development costs for ANB032 and imsidolimab, offset by higher costs relating to the Phase 1 trials for ANB033 and ANB101. The R&D non-cash, stock-based compensation expense was $4.5 million and $13.3 million for the three and nine months ended September 30, 2025, as compared to $4.0 million and $10.9 million in the same period in 2024.
•General and administrative expenses were $10.2 million and $34.9 million for the three and nine months ended September 30, 2025, compared to $10.6 million and $32.2 million for the three and nine months ended September 30, 2024. The increase was due primarily to transaction costs associated with the Vanda Pharmaceuticals license agreement. The G&A non-cash, stock-based compensation expense was $4.7 million and $14.2 million for the three and nine months ended September 30, 2025, as compared to $4.2 million and $14.9 million in the same period in 2024.
•Net income was $15.1 million for the three months ended September 30, 2025, or a net income per share of $0.54 and a net loss of $62.8 million for the nine months ended September 30, 2025, or a net loss per share of $2.16, compared to a net loss of $32.9 million and $123.4 million for the three and nine months ended September 30, 2024, or a net loss per share of $1.14 and $4.46.
About Anaptys
Anaptys is a clinical-stage biotechnology company focused on delivering innovative immunology therapeutics for autoimmune and inflammatory diseases. Its lead program, rosnilimab, a pathogenic T cell depleter, completed a Phase 2b trial for the treatment of rheumatoid arthritis and is in a Phase 2 trial for the treatment of ulcerative colitis. The company’s pipeline also includes ANB033, a CD122 antagonist, in a Phase 1b trial for celiac disease with plans to expand development into an additional indication. Additionally, ANB101, a BDCA2 modulator, is in a Phase 1a trial. Anaptys also has discovered and out-licensed in financial collaborations multiple therapeutic antibodies, including a PD-1 antagonist (Jemperli (dostarlimab-gxly)) to GSK and an IL-36R antagonist (imsidolimab) to Vanda Pharmaceuticals. To learn more, visit www.AnaptysBio.com or follow us on LinkedIn.
Anaptys recently announced the intent to separate its biopharma operations from its substantial royalty assets by year-end 2026, enabling investors to align their investment philosophies and portfolio allocation with the strategic opportunities and financial objectives of each company. Learn more at https://ir.anaptysbio.com/news-releases/news-release-details/anaptys-announces-intent-separate-biopharma-operations.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: the timing of the release of data from the Company’s clinical trials, including rosnilimab’s top-line Phase 2 clinical trial data in ulcerative colitis and ANB033’s phase 1b cohort in celiac disease; whether positive clinical trial results in rosnilimab’s Phase 2b clinical trial in rheumatoid arthritis increases the likelihood of getting positive results from rosnilimab’s Phase 2 clinical trial in ulcerative colitis; expectations regarding the structure, infrastructure, timing and taxation of the proposed separation of companies; timing of paydown of financial obligations to Sagard; timing of initiation of Phase 1b clinical trial in second indication with ANB033; the potential to receive any royalties or milestone payments from the Vanda Pharmaceuticals license agreement; the potential to receive any additional milestones and royalties from the GSK collaboration and the timing therefor; and the projected cash runway for Biopharma Co. Statements including words such as “plan,” “continue,” “expect,” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause the company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the company’s ability to advance its product candidates, obtain regulatory approval of and ultimately commercialize its product candidates, the timing and results of preclinical and clinical trials, the company’s ability to fund development activities and achieve development goals, the company’s ability to protect intellectual property and other risks and uncertainties described under the heading “Risk Factors” in documents the company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.
Contact:
Nick Montemarano
Executive Director, Investor Relations
858.732.0178
investors@anaptysbio.com

1.GSK Q3 2025 earnings call, 10/29/2025
2.CEO Emma Walmsley, 2025 JP Morgan CEO Series fireside chat, 9/11/2025, “there's no change to our peak year sales overall ambition for Jemperli, that's for sure, which is far more than £2 billion.”; Converted from GBP to USD using Q3 2025 average exchange rate (1.35x)
3.Anticipate ~$250 million of Sagard accruals by YE 2025 including $143 million paid through June 30, 2025, approximately $75 million accrued in the third quarter of 2025 and assumes a ~15% quarter-over-quarter growth rate for Jemperli in Q4 2025

AnaptysBio, Inc.
Consolidated Balance Sheets
(in thousands, except par value data)
(unaudited)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$109,833	$123,080
Receivables from collaborative partners	75,685	40,765
Short-term investments	139,123	262,293
Prepaid expenses and other current assets	6,009	5,738
Total current assets	330,650	431,876
Property and equipment, net	1,500	1,849
Operating lease right-of-use assets	12,994	14,383
Long-term investments	7,698	35,470
Other long-term assets	256	256
Total assets	$353,098	$483,834
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$2,893	$4,002
Accrued expenses	33,171	39,501
Current portion of operating lease liability	2,040	1,925
Total current liabilities	38,104	45,428
Liability related to sale of future royalties	331,844	353,426
Operating lease liability, net of current portion	12,566	14,112
Stockholders’ (deficit) equity:
Preferred stock, $0.001 par value, 10,000 shares authorized and no shares, issued or outstanding at September 30, 2025 and December 31, 2024, respectively	—	—
Common stock, $0.001 par value, 500,000 shares authorized, 27,575 shares and 30,473 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	28	30
Additional paid in capital	792,682	829,860
Accumulated other comprehensive gain	47	305
Accumulated deficit	(822,173)	(759,327)
Total stockholders’ (deficit) equity	(29,416)	70,868
Total liabilities and stockholders’ (deficit) equity	$353,098	$483,834

AnaptysBio, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Collaboration revenue	$76,320	$30,017	$126,354	$48,167
Operating expenses:
Research and development	31,407	42,212	110,411	121,251
General and administrative	10,209	10,562	34,948	32,195
Total operating expenses	41,616	52,774	145,359	153,446
Income (loss) from operations	34,704	(22,757)	(19,005)	(105,279)
Other income (expense), net:
Interest income	2,924	5,324	10,991	14,531
Non-cash interest expense for the sale of future royalties	(22,515)	(15,413)	(60,182)	(32,683)
Other (expense) income, net	—	(5)	5,433	(7)
Total other expense, net	(19,591)	(10,094)	(43,758)	(18,159)
Income (loss) before income taxes	15,113	(32,851)	(62,763)	(123,438)
Provision for income taxes	—	—	(83)	(9)
Net income (loss)	15,113	(32,851)	(62,846)	(123,447)
Unrealized gain (loss) on available for sale securities	53	1,174	(258)	1,556
Comprehensive income (loss)	$15,166	$(31,677)	$(63,104)	$(121,891)
Net income (loss) per common share:
Basic	$0.54	$(1.14)	$(2.16)	$(4.46)
Diluted	$0.52	$(1.14)	$(2.16)	$(4.46)
Weighted-average number of shares outstanding:
Basic	27,833	28,893	29,085	27,688
Diluted	29,018	28,893	29,085	27,688